UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K/A
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 12, 2006
ALION SCIENCE AND TECHNOLOGY CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	333-89756 (Commission File Number)	54-2061691 (IRS Employer Identification No.)

10 West 35th Street	1750 Tysons Boulevard
Chicago, IL 60616	Suite 1300
(312) 567-4000	McLean, VA 22102
(703) 918-4480

(Address, including Zip Code and Telephone Number, including Area Code, of Principal Executive Offices)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Change in Registrant’s Certifying Accountant
     On May 12, 2006, Alion Science and Technology Corporation (the “Company”) dismissed its principal accountants, KPMG LLP (“KPMG”), effective as of the filing of the Company’s current report on Form 10-Q for the quarter ending June 30, 2006. The Audit and Finance Committee of the Company’s board of directors approved the dismissal of KPMG at a meeting held on May 8, 2006. The Company’s full board of directors ratified the dismissal of KPMG at a meeting held on May 9, 2006.
     During the years ended September 30, 2004 and 2005, and the subsequent interim period through May 12, 2006, which was the date of dismissal, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of such disagreements in connection with KPMG’s report on the Company’s financial statements for the years ended September 30, 2004 and 2005 nor were there any “reportable events” (as defined in Item 304(a)(v) of regulation S-K). Further, the audit reports of KPMG on the consolidated financial statements of Alion Science and Technology Corporation and subsidiaries as of and for the years ended September 30, 2005 and 2004, did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.
     We have requested KPMG to furnish a letter addressed to the Securities and Exchange Commission stating whether KPMG agrees with the above statements made by us. A copy of this letter addressed to the SEC, dated May 31, 2006, is filed as Exhibit 16 to this Form 8-K/A.
Item 9.01 Financial Statements and Exhibits
     (d)      Exhibit 16 – Letter from KPMG dated May 31, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 1, 2006

ALION SCIENCE AND TECHNOLOGY CORPORATION
By:	/s/ James C. Fontana
Name:	James C. Fontana
Title:	General Counsel

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